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                                                                    EXHIBIT 99.1

          CARMIKE ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION FOR
                 ITS 10 3/8% SENIOR SUBORDINATED NOTES DUE 2009

Columbus, Georgia, January 14, 2004 - Carmike Cinemas, Inc. (NASDAQ: "CKEC") today announced that it has commenced a cash tender offer for all $154.3 million outstanding principal amount of its 10 3/8% Senior Subordinated Notes due 2009 (CUSIP No. 143436AE3). In connection with the tender offer, Carmike is soliciting holders to consent to proposed amendments to the indenture governing the notes, which will eliminate substantially all of the restrictive covenants, certain related events of default and certain other terms. The tender offer is subject to a number of conditions, including receipt of certain consents and completion of certain refinancing transactions.

Carmike may amend, extend or, subject to certain conditions, terminate the tender offer and the consent solicitation. The terms and conditions of the tender offer and the consent solicitation, including the conditions of Carmike's obligation to accept the notes tendered and pay the purchase price for them, are set forth in an Offer to Purchase and Consent Solicitation Statement and Letter of Transmittal and Consent dated January 14, 2004.

The tender offer will expire at 12:01 a.m. New York City time, on Thursday, February 12, 2004, unless extended or earlier terminated (as that date may be extended, the "Expiration Time"). Holders who validly tender their notes prior to 5:00 p.m., New York City time, on Wednesday, January 28, 2004 (as that date may be extended, the "Consent Payment Deadline"), will receive total consideration of $1,049.38 per $1,000 principal amount of notes tendered. The total consideration is the sum of a tender offer price of $1,046.88 per $1,000 principal amount of notes tendered and a consent payment of $2.50 per $1,000 principal amount of notes tendered. Holders who validly tender their notes after the Consent Payment Deadline and prior to the Expiration Time will receive only the tender offer consideration and will not receive the consent payment. No tenders will be valid if submitted after the Expiration Time. All payments will include accrued and unpaid interest on the principal amount tendered to, but not including, the payment date.

Holders who validly tender notes prior to the Consent Payment Deadline will, by tendering those notes, be consenting to the amendments to the indenture. Holders may not consent to the amendments without tendering their notes and may not revoke their consents without withdrawing the previously tendered notes to which the consents relate.

This press release does not constitute an offer or solicitation to purchase or a solicitation of consents with respect to the notes. That offer or solicitation will be made only by means of the Offer to Purchase and Consent Solicitation Statement.

Carmike has retained Goldman, Sachs & Co. to act as the exclusive Dealer Manager and Solicitation Agent in connection with the tender offer and consent solicitation. Questions regarding the tender offer and consent solicitation and requests for documents may be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll free) or Bondholder Communications Group, the Information and Tender Agent in connection with the tender offer and consent solicitation, at (888) 385-2663 (toll free).

This press release may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following: the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; the effect of our leverage on our financial condition; and other factors, including those discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The risk factors discussed in our Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.